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                                                                    EXHIBIT 23-3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Northrop Grumman Corporation on Form S-3 of our reports dated February 2, 2001, appearing in the Annual Report on Form 10-K of Newport News Shipbuilding Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the prospectus, which is a part of the registration statement.

Arthur Andersen LLP
Vienna, Virginia
January 18, 2002